As filed with the Securities and Exchange Commission on September 24, 1997
                                                   Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           ---------------------------

                                  VIDAMED, INC.
             (Exact name of Registrant as specified in its charter)
                           ---------------------------

            Delaware                                    77-0314454
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                   Identification Number)

                              46107 Landing Parkway
                            Fremont, California 94538
                                 (510) 492-4900
       (Address,  including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                           ---------------------------

                                 JAMES A. HEISCH
                      President and Chief Executive Officer
                                  VidaMed, Inc.
                              46107 Landing Parkway
                            Fremont, California 94538
                                 (510) 492-4900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ---------------------------

                                   Copies to:

                          Christopher D. Mitchell, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300

                           ---------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ---------------------------


                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                                                                    Proposed
                                                                            Proposed                Maximum
          Title of Each Class                      Amount                   Maximum                Aggregate              Amount of
            of Securities to                        to be                Offering Price             Offering            Registration
             be Registered                       Registered               Per Share(1)               Price                   Fee
                                         --------------------------  ---------------------  ----------------------- ----------------
Common Stock
 $0.001 par value......................        2,517,652 shares            $  5.25                 $13,217,673              4,362
--------------------------------------- =========================== ====================== ======================== ===============
Common Stock
 $0.001 par value issuable
  upon exercise of warrants............. 629,413 shares $ 6.33 $3,984,185 1,20907
======================================== =========================== ====================== ======================== ===============

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933.
(2)   Estimated   solely  for  the  purpose  of  computing  the  amount  of  the registration fee pursuant to Rule 457(g)(1) promulgated under the Securities Act of 1933.

                           ---------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 1997


PROSPECTUS
                                  VIDAMED, INC.

                        3,147,065 Shares of Common Stock

         This Prospectus relates to (i) 2,517,652 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock") and (ii) a maximum of 629,413 additional shares of Common Stock (the "Warrant Shares") issuable upon exercise of certain warrants (the "Warrants") to purchase Common Stock of VidaMed, Inc. (the "Company" or "VidaMed"). The Shares and the Warrant Shares collectively are referred to herein as the "Securities." The Securities may be offered by certain stockholders of the Company (the "Selling Security Holders") from time to time in transactions in the over-the-counter market through Nasdaq, in privately negoti ated transactions, through the writing of options on the Securities, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the Securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Securities for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Selling Security Holders" and "Plan of Distribution."

         None of the proceeds from the sale of the Securities by the Selling Security Holders will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions and fees and ex penses of counsel and other advisers to the Selling Security Holders) in connection with the registration and sale of the Securities being offered by the Selling Security Holders. The Company has agreed to indemnify the Selling Security Holders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         All the Securities were "restricted securities" under the Securities Act prior to their registration here under. The Company sold 2,517,652 shares of Common Stock and 629,413 Warrants to the Selling Security Holders in private transactions in September 1997. Such shares of Common Stock and the 629,413 Warrant Shares which may be issuable upon exercise of the Warrants (such shares together the "Securities") are registered hereunder. This Prospectus has been prepared so that future sales of Common Stock by the Selling Security Holders will not be restricted under the Securities Act. In connection with any sales, the Selling Security Holders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act.
See "Selling Security Holders."

         The Company's Common Shares are traded on the Nasdaq National Market System under the symbol "VIDA."

                           ---------------------------

      THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."'

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this Prospectus is [ ] __, 1997

                              AVAILABLE INFORMATION

         As used in this Prospectus, unless the context otherwise requires, the terms "VidaMed" and the "Company" mean VidaMed, Inc. and its subsidiaries. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission:
New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

         The Company's Common Stock is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus constitutes part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, copies of which may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus as to the contents of any contract or any other document filed, or incorporated by reference, as an exhibit to the Registration Statement, are qualified in all respects by such reference.

                      INFORMATION INCORPORATED BY REFERENCE

         The Company's Form 8-A filed with the Commission on January 31, 1997, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and the Company's Current Report on Form 8-K filed on September 24, 1997 heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein.

         Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and shall be part hereof from the date of filing of such document.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to VidaMed, Inc. at its principal offices located at 46107 Landing Parkway, Fremont, California 94538, telephone (510) 492-4902, attention Investor Relations.

         Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified, and any statement so superseded shall not be deemed to constitute part of this Prospectus.

         VidaMed(R), the VidaMed logo and TUNA(TM) are trademarks of VidaMed, Inc.

                                   THE COMPANY

         VidaMed, Inc. (the "Company" or "VidaMed") was founded in July 1992 and reincorporated in the State of Delaware in June 1995. VidaMed designs, develops, manufactures and markets technologically and clinically advanced, cost effective systems for urological applications. The Company's initial focus is upon the treatment of benign prostatic hyperplasia ("BPH"). The Company's first product, the patented TUNA System, is designed to offer a cost effective, minimally invasive alternative therapy with compelling clinical advantages for BPH treatment. The Company commenced manufacturing production and product sales in 1993. On October 8, 1996, the Company received 510(k) clearance from the United States Food and Drug Administration ("FDA") to market the TUNA System commercially in the United States for the treatment of BPH. In the United States, the Company sells its products primarily through direct sales personnel and a network of specialty urology product dealers. International sales are primarily to distributors who resell to physicians and hospitals.

         VidaMed has designed and developed the TUNA System to be the therapy of choice for BPH over watchful waiting, drug therapy and current surgical therapies. The TUNA System is designed to restore and improve urinary flow while resulting in fewer complications and adverse effects, shorter recovery time and greater cost effectiveness than other therapies for treating BPH. The Company believes that the cost of treatment with TUNA will be less than the cost of many other interventional BPH therapies because the procedure is designed to be performed on an outpatient basis and to result in fewer complications.

         The principal components of the TUNA system are (i) a single-use needle ablation handpiece that delivers RF energy to the prostate, (ii) a low power RF energy generator and (iii) an optical device that allows direct viewing during the procedure.

         TUNA Handpiece. The single-use TUNA handpiece measures 22 French (approximately seven millimeters) in diameter and contains laterally deployed needles that extend at an approximately 90 degree angle. Each needle is encased by a retractable shield which protects the urethra and is adjusted by the urologist to selectively control the area of prostate tissue ablated during the procedure. Controls on the handpiece handle allow for independent advancement and retraction of the needle and shields. Thermocouples located at the shield tip and at the handpiece tip record temperatures at the lesion site and in the prostatic urethra. The handpiece includes capabilities for irrigation and aspiration, enhancing visualization for the physician and enabling drainage of the bladder without removing and reinserting the handpiece. In addition, these capabilities allow the physician to more closely control urethral tissue temperature during the procedure.

         TUNA  RF   Generator.   The  TUNA  RF  energy   generator  is  designed
specifically for use with the TUNA handpiece. The RF generator has digital displays indicating the temperature at each thermocouple, the RF power being delivered to each needle, ablation time and electrical impedance. These measurements are used by the physician to control tissue ablation. The generator incorporates both automated and manual control modes. The generator has an automatic shut-off activated by both temperature and impedance measurements to ensure controlled tissue ablation.

         TUNA Optics. The TUNA optical device allows precise positioning of the handpiece between the verumontanum and the bladder neck during the procedure using direct vision control. The optical device is reusable after sterilization and is equipped with a three-way exchange adapter, which allows the unit to be used with endoscopic light sources manufactured by other companies.

         The TUNA procedure desiccates prostatic tissue, leading to improved urinary flow, and can be performed in approximately 30 to 45 minutes with local anesthesia, which may be supplemented by intravenous sedation. The TUNA handpiece is inserted into the patient's urethra, and the two shielded needle electrodes are then advanced into one of the two lateral lobes of the prostate. Controlled RF energy delivered by the needle electrodes heats targeted portions of the prostate lobe to temperatures of 90 to 100 degrees centigrade, creating a localized area of desiccated tissue measuring approximately one to two centimeters in diameter, while the shields protect the urethra from thermal damage. Once a lesion of sufficient size has been created, the urologist retracts the needles and places the handpiece at the next site to be ablated and repeats the process. Typically, two treatments in each lateral prostate lobe are performed depending upon the size of the prostate. If the patient is unable to urinate due to temporary swelling or irritation of the urethra, a catheter will be inserted into the patient's urethra. This catheter, if inserted, is typically left in place for one to two days.

         The Company believes that the design of the TUNA system offers significant advantages over other BPH therapies. Because the TUNA system shields the urethra and delivers controlled RF energy directly into the interior of the prostate, the procedure protects the prostatic urethra and reduces the risk of unintended thermal damage to surrounding structures. In other procedures where this control does not exist, the prostatic urethra and other structures can be damaged or destroyed, causing significant patient discomfort and complications. Clinical trials of the TUNA system indicate that TUNA results in fewer of the complications associated with transurethral resection of prostate ("TURP") surgery, including impotence, retrograde ejaculation and incontinence. The Company believes that the cost of the TUNA procedure in the United States, including physician charges, will be significantly less than the cost of TURP. The TUNA RF generator is typically currently sold at approximately $35,000 in the United States, which is less than the general surgical lasers required to perform laser procedures and the ultrasound and microwave devices required for other surgical procedures.

         The Company believes TUNA will also provide patients, physicians and health care payors with a clinically and economically superior alternative to ongoing drug therapy, other minimally invasive surgeries and watchful waiting. To date, the symptomatic relief experienced by patients in the Company's clinical trials suggests that TUNA provides greater relief than drug therapy or watchful waiting. The Company believes that if the relief provided by TUNA proves to be sufficiently long lasting, TUNA may prove to be economically superior to the noninvasive approaches. To date, the Company's available two to three-year clinical follow-up data for TUNA patients do not suggest the need for retreatment within this time frame. However, there can be no assurance as to whether and how frequently TUNA patients will require retreatment.

         The Company has recently relocated to a new facility in Fremont, California. This facility has the capacity and resources for manufacturing the headpiece component of the TUNA system. Accordingly, the Company is currently exploring various alternatives for consolidation of TUNA system manufacturing at this facility.

                                  RISK FACTORS

         An investment in the Securities being offered by this Prospectus involves a high degree of risk. The following factors, in addition to those discussed elsewhere in this Prospectus, should be carefully considered in evaluating the Company and its business prospects before purchasing Securities offered by this Prospectus.

         Limited Operating History; History of Losses and Expectation of Future Losses; Fluctuations in Operating Results. The Company has a limited history of operations. Since its inception in July 1992, the Company has been primarily engaged in research and development of the TUNA system. The Company has experienced significant operating losses since inception and, as of June 30, 1997, had an accumulated deficit of $60.2 million.

         The development and commercialization by the Company of the TUNA system and other new products, if any, will require substantial product development, clinical, regulatory, marketing and other expenditures. The Company expects its operating losses to continue for at least the next 12 to 18 months as it continues to expend substantial resources in expanding marketing and sales activities, funding clinical trials in support of regulatory and reimbursement approvals and research and development. There can be no assurance that the TUNA system will be successfully commercialized or that the Company will achieve significant revenues from either international or domestic sales. In addition, there can be no assurance that the Company will achieve or sustain profitability in the future. Results of operations may fluctuate significantly from quarter to quarter and will depend upon numerous factors, including actions relating to regulatory and reimbursement matters, progress of clinical trials, the extent to which the TUNA system gains market acceptance, varying pricing promotions and volume discounts to distributors, introduction of alternative therapies for BPH and competition.

         Uncertainty of Market Acceptance. TUNA represents a new therapy for BPH, and there can be no assurance that the TUNA system will gain any significant degree of market acceptance among physicians, patients and health care payors, even if necessary international and United States reimbursement approvals are obtained. Physicians will not recommend the TUNA procedure unless they conclude, based on clinical data and other factors, that it is an attractive alternative to other methods of BPH treatment, including more established methods such as TURP and drug therapy. In particular, physicians may elect not to recommend the TUNA procedure until such time, if any, as the duration of the relief provided by the procedure has been established. Broad use of the TUNA system will require the training of numerous physicians, and the time required to complete such training could result in a delay or dampening of market acceptance. Even if the clinical efficacy of the TUNA procedure is established, physicians may elect not to recommend the procedure unless acceptable reimbursement from health care payors is available. Health care payor acceptance of the TUNA procedure will require evidence of the cost effectiveness of TUNA as compared to other BPH therapies, which will depend in large part on the duration of the relief provided by the TUNA procedure. A thorough analysis of multi-year patient follow-up data will be necessary to assess the durability of the relief provided by TUNA therapy. Patient acceptance of the procedure will depend in part on physician recommendations as well as other factors, including the degree of invasiveness and rate and severity of complications associated with the procedure as compared to other therapies.

         Uncertainty Relating to Third Party Reimbursement. The Company's success will be dependent upon, among other things, its ability to obtain satisfactory reimbursement from health care payors for the TUNA procedure. In the United States and in international markets, third party reimbursement is generally available for existing therapies used for treatment of BPH. In the United States, third party reimbursement for the TUNA procedure will be dependent upon decisions by the Health Care Financing Administration ("HCFA") for Medicare, as well as by individual health maintenance organizations, private insurers and other payors.

         Reimbursement systems in international markets vary significantly by country. Many international markets have governmentally managed health care systems that govern reimbursement for new devices and procedures. In most markets, there are private insurance systems as well as governmentally managed systems.

         Regardless of the type of  reimbursement  system,  the Company believes that physician advocacy of the TUNA system will be required to obtain reimbursement. Availability of reimbursement will depend not only on the clinical efficacy and direct cost of the TUNA procedure, but also on the duration of the relief provided by the procedure. In the United States, TUNA procedures are currently being reimbursed by certain private payors. However, due to the age of the typical BPH patient, Medicare reimbursement is particularly critical for widespread market acceptance of the TUNA procedure in the United States. Although certain state Mediczre directors have permitted reimbursement for TUNA procedures on an ad hoc basis, national Medicare reimbursement will require, at a minimum, publication by HCFA of an American Medical Association ("AMA") current procedure terminology ("CPT") code covering the TUNA procedure. The Company has been advised by the AMA that a CPT code covering the physician fee component of the TUNA procedure will be included in the 1998 edition of CPT codes which will become effective January 1, 1998. However, national Medicare reimbursement of TUNA procedure costs in an office setting at an adequate level will in addition require, among other things, completion by HCFA of a review of the cost and efficacy of the TUNA procedure. Such cost and efficacy review may involve an assessment of clinical data with up to five-year patient follow-up. Accordingly, there can be no assurance that reimbursement for the Company's products will be available in the United States or in international markets under either governmental or private reimbursement systems at adequate levels, or that physicians will support reimbursement for TUNA procedures. Furthermore, the Company could be adversely affected by changes in reimbursement policies of governmental or private health care payors. Failure by physicians, hospitals and other users of the Company's products to obtain sufficient reimbursement from health care payors, including in particular Medicare reimbursement in the United States, or adverse changes in governmental and private third party payors' policies toward reimbursement for procedures employing the Company's products would have a material adverse effect on the Company's business, financial condition and results of operations.

         Risk of Inadequate Funding. The Company plans to continue to expend substantial funds for clinical trials in support of regulatory and reimbursement approvals, expansion of sales and marketing activities, research and development and establishment of commercial scale manufacturing capability. The Company may be required to expend greater than anticipated funds if unforeseen difficulties arise in the course of clinical trials of the TUNA system, in connection with obtaining necessary regulatory and reimbursement approvals or in other aspects of the Company's business. Although the Company believes that its existing cash reserves, including the proceeds from the sale of the securities being registered for resale and cash generated from the future sale of products will be sufficient to meet the Company's operating and capital requirements during the next 12 to 18 months, there can be no assurance that the Company will not require additional financing within this time frame. The Company's future liquidity and capital requirements will depend upon numerous factors, including progress of clinical trials, actions relating to regulatory and reimbursement matters, and the extent to which the TUNA system gains market acceptance. Any additional financing, if required, may not be available on satisfactory terms or at all. Future equity financings may result in dilution to the holders of the Company's Common Stock. Future debt financings may require the Company to pledge assets and to comply with financial and operational covenants.

         Possible Volatility of Stock Price. The stock market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. In addition, the market price of the shares of Common Stock is likely to be highly volatile. Factors such as fluctuations in the Company's operating results, announcements of technological innovations or new products by the Company or its competitors, FDA and international regulatory actions, actions with respect to reimbursement matters, developments with respect to patents or proprietary rights, public concern as to the safety of products developed by the Company or others, changes in health care policy in the United States and internationally, changes in stock market analyst recommendations regarding the Company, other medical device companies or the medical device industry generally and general market conditions may have a significant effect on the market price of the Common Stock.

         Competition and Technological Advances. Competition in the market for treatment of BPH is intense and is expected to increase. The Company believes its principal competition will come from invasive therapies, such as TURP, and noninvasive courses of action, such as drug therapy and watchful waiting. The Company may encounter competition from emerging therapies in attracting clinical investigators as well as prospective clinical trial patients. Most of the Company's competitors have significantly greater financial, technical, research, marketing, sales, distribution and other resources than the Company. There can be no assurance that the Company's competitors will not succeed in developing or marketing technologies and products that are more effective or commercially attractive than any which are being developed by the Company. Such developments could have a material adverse effect on the Company's business, financial condition and results of operations.

         Any product developed by the Company that gains regulatory approval will have to compete for market acceptance and market share. An important factor in such competition may be the timing of market introduction of competitive products. Accordingly, the relative speed with which the Company can develop products, complete clinical testing and regulatory approval processes, gain reimbursement acceptance and supply commercial quantities of the product to the market are expected to be important competitive factors. The Company expects that competition in the BPH field will also be based, among other things, on the ability of the therapy to provide safe, effective and lasting treatment, cost effectiveness of the therapy, physician, health care payor and patient acceptance of the procedure, patent position, marketing and sales capability, and third party reimbursement policies.

         Government Regulation. The Company's TUNA system is regulated in the United States as a medical device by the FDA under the Federal Food, Drug, and Cosmetic Act ("FDC Act"). Pursuant to the FDC Act, the FDA regulates the manufacture, distribution and production of medical devices in the United States. Noncompliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, failure of the government to grant approval for devices, and criminal prosecution. Medical devices are classified into one of three classes, class I, II or III, on the basis of the controls necessary to reasonably ensure their safety and effectiveness. The safety and effectiveness can be assured for class I devices through general controls (e.g., labeling, premarket notification and adherence to GMPs) and for class II devices through the use of special controls (e.g., performance standards, postmarket surveillance, patient registries, and FDA guidelines). Generally, class III devices are those which must receive premarket approval by the FDA to ensure their safety and effectiveness (e.g., life-sustaining, life-supporting and implantable devices, or new devices which have not been found substantially equivalent to legally marketed devices).

         Before a new device can be introduced into the market, the manufacturer must generally obtain FDA clearance through either a 510(k) notification or a premarket approval ("PMA"). A 510(k) clearance will be granted if the submitted data establishes that the proposed device is "substantially equivalent" to a legally marketed class I or II medical device, or to a class III medical device for which the FDA has not called for a PMA. The FDA has recently been requiring a more rigorous demonstration of substantial equivalence than in the past. It generally takes from three to nine months from submission to obtain a 510(k) clearance, but it may take longer. The FDA may determine that the proposed device is not substantially equivalent, or that additional data is needed before a substantial equivalence determination can be made. A "not substantially equivalent" determination, or a request for additional data, could delay the market introduction of new products that fall into this category and could have a materially adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will obtain 510(k) clearance within the above time frames, if at all, for any device for which it files a future 510(k) notification. Furthermore, there can be no assurance that the Company will not be required to submit a PMA application for any device which it may develop in the future. For any of the Company's products that are cleared through the 510(k) process, including the Company's TUNA System, modifications or enhancements that could significantly affect safety or efficacy will require new 510(k) submissions.

         Sales of medical devices outside the United States are subject to regulatory requirements that vary widely from country to country. The time required to obtain approval for sale in a foreign country may be longer or shorter than that required for FDA approval, and the requirements may differ. VidaMed has received regulatory approvals where required for commercial sale of the TUNA system in all major international markets. In May 1994 the Company's United Kingdom facility passed inspection by the United Kingdom Department of Health and received GMP certification. In June 1994, the Company received a report of compliance for the TUNA system from the British Standards Institute ("BSI") and in August 1994 the Company received a certificate of compliance with IEC 601-1 and IEC 601-2 regulations from TUV Product Services. TUV and BSI certifications, which are issued by organizations analogous to Underwriters Laboratories in the United States, are focused on device safety and adherence of the device to published electronic or mechanical specifications. In February 1995, the Company received ISO 9002 certification for its manufacturing facility in the United Kingdom. ISO 9002 certification is based on adherence to established standards in the areas of quality assurance and manufacturing process control. These certifications allow the Company to affix the CE mark to the TUNA system, permitting the Company to commercially market and sell the TUNA system in all countries of the European Economic Area. In order to maintain these approvals, the Company is subject to periodic inspections. Additional product approvals from foreign regulatory authorities may be required for international sale of the Company's general electrosurgical device for which an FDA 510(k) notification has been filed. Failure to comply with applicable regulatory requirements can result in loss of previously received approvals and other sanctions and could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company's distributor in Japan, Century Medical, is responsible for management of clinical trials and obtaining regulatory and reimbursement approval for the TUNA system. Such regulatory approval was received from the Japanese Ministry of Health and Welfare in July 1997. However, market acceptance in Japan will be dependent in large part upon receipt of reimbursement approvals in the Japanese health care system. Such reimbursement approvals have not yet been obtained and there can be no assurance that the Company or Century Medical will ever obtain such approvals. Failure to obtain reimbursement approval for the TUNA procedure in Japan could preclude the commercial viability of the Company's products in Japan and could have a material adverse effect on the Company's business, financial condition and results of operations.

         Limited Manufacturing Experience; Scale-Up Risk; Product Recall Risk. VidaMed purchases components used in the TUNA system from various suppliers and relies on single sources for several components. Delays associated with any future component shortages, particularly as the Company scales up its manufacturing activities in support of commercial sales, could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company currently manufactures the TUNA system in limited quantities at its United Kingdom facility. However, the Company has limited experience in manufacturing its products in commercial quantities. Manufacturers often encounter difficulties in scaling up production of new products, including problems involving production yields, quality control and assurance, component supply and lack of qualified personnel.

Difficulties encountered by VidaMed in manufacturing scale-up could have a material adverse effect on its business, financial condition and results of operations. In mid-1994, the Company experienced problems at its United Kingdom facility with respect to mechanical aspects of the TUNA catheter's needle assembly. As a result, a substantial portion of catheters in the field were returned for rework. The Company has modified its manufacturing process to rectify these problems and has completed product rework. However, there can be no assurance that future manufacturing difficulties or product recalls, either of which could have a material adverse effect on the Company's business, financial condition and results of operations, will not occur. In addition, the Company's new Fremont facility has capacity to manufacture the TUNA system headpiece and the Company is currently in the process of qualifying this facility under FDA good manufacturing practice regulations and under ISO 9000 standards. The Company is also exploring alternatives for consolidating TUNA headpiece manufacturing in Fremont. Inability to obtain FDA good manufacturing practice and ISO 9000 qualification for the Fremont facility, or problems associated with any future consolidation of manufacturing at such facility, could have a material adverse effect on the Company's business.

         Any products manufactured or distributed by the Company pursuant to FDA clearances or approvals are subject to pervasive and continuing regulation by FDA including recordkeeping requirements and reporting of adverse experience with the use of the device. The Company's manufacturing facilities are subject to periodic inspection by FDA, certain state agencies and foreign regulatory agencies. Failure to comply with regulatory requirements could have a material adverse effect on the Company's business. There can be no assurance that the Company will not be required to incur significant costs to comply with laws and regulations in the future or that laws or regulations will not have a material adverse effect upon the Company's business.

         Uncertainty Regarding Patents and Protection of Proprietary Technology. The Company has been issued 30 United States patents covering a method of prostate ablation using the TUNA System and the design of the TUNA System. The Company currently has approximately 27 patent applications on file in the United States and over 80 corresponding patent applications on file in various foreign countries. In addition, the Company holds licenses to certain technology used in the TUNA System. There can be no assurance that the Company's issued United States patents, or any patents which may be issued as a result of the Company's applications, will offer any degree of protection. There can be no assurance that any of the Company's patents or patent applications will not be challenged, invalidated or circumvented in the future. In addition, there can be no assurance that competitors, many of which have substantial resources and have made substantial investments in competing technologies, will not seek to apply for and obtain patents that will prevent, limit or interfere with the Company's ability to make, use or sell its products either in the United States or in international markets.

         Intellectual Property Litigation Risks. The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights, and companies in the medical device industry have employed intellectual property litigation to gain a competitive advantage. The Company is aware of patents held by other participants in the BPH market, and there can be no assurance that the Company will not in the future become subject to patent infringement claims and litigation or United States Patent and Trademark Office ("USPTO") interference proceedings. The defense and prosecution of intellectual property suits, USPTO inter ference proceedings and related legal and administrative proceedings are both costly and time consuming. Liti gation may be necessary to enforce patents issued to the Company, to protect trade secrets or know-how owned by the Company or to determine the enforceability, scope and validity of the proprietary rights of others.

         Any litigation or interference proceedings could result in substantial expense to the Company and significant diversion of effort by the Company's technical and management personnel. An adverse determination in litigation or interference proceedings to which the Company may become a party could subject the Company to significant liabilities to third parties or require the Company to seek licenses from third parties. Although patent and intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. Furthermore, there can be no assurance that necessary licenses would be available to the Company on satisfactory terms or at all. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent the Company from manufacturing and selling its products, which would have a material adverse effect on the Company's business, financial condition and results of operations.

         In addition to patents, the Company relies on trade secrets and proprietary know-how, which it seeks to protect, in part, through proprietary information agreements with employees, consultants and other parties. The Company's proprietary information agreements with its employees and consultants contain industry standard pro visions requiring such individuals to assign to the Company without additional consideration any inventions con ceived or reduced to practice by them while employed or retained by the Company, subject to customary excep tions. There can be no assurance that proprietary information agreements with employees, consultants and others will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to or independently developed by competitors.

         Rights to Founder's Inventions Limited to Urology. The proprietary information agreement between the Company and Stuart D. Edwards, one of the Company's founders, obligates Mr. Edwards to assign to the Com pany his inventions and related intellectual property only in the field of urology. Mr. Edwards has assigned to Rita Medical Systems, Inc. ("RITA") his inventions in the cancer field. Mr. Edwards has conceived of, and may continue to conceive of, various medical device product concepts for other fields outside of urology, including certain product concepts for the treatment of snoring and sleep apnea that have been assigned to an unrelated third party and certain product concepts in the gynecology field that have been licensed to another unrelated third party. Such party also has an option to purchase all future technology developed by Mr. Edwards in the gynecology field. Product concepts outside of urology developed by Mr. Edwards will not be owned by or commercialized through VidaMed, and VidaMed will have no rights or ownership interests with respect thereto.

         Risks Relating to RITA. The Company has entered into a cross license agreement with RITA, formerly ZoMed International, Inc. Under the cross license, RITA has the right to use VidaMed technology in the cancer field and VidaMed has the right to use RITA technology in the treatment of urological diseases and disorders. The cross license between VidaMed and RITA allows both companies to develop products for treatment of prostate cancer and cancers of the lower urinary tract, and VidaMed and RITA may therefore become competitors in this field.

         Product Liability Risk; Limited Insurance Coverage. The business of the Company entails the risk of product liability claims. Although the Company has not experienced any product liability claims to date, any such claims could have an adverse impact on the Company. The Company maintains product liability insurance and evaluates its insurance requirements on an ongoing basis. There can be no assurance that product liability claims will not exceed such insurance coverage limits or that such insurance will be available on commercially reasonable terms or at all.

         Effect of Certain Charter, Bylaw and Other Provisions. Certain provisions of the Company's Certificate of Incorporation and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of the Company's Common Stock. Certain of these provisions allow the Company to issue Preferred Stock without any vote or further action by the stockholders, eliminate the right of stockholders to act by written consent without a meeting and eliminate cumu-lative voting in the election of directors. These provisions may make it more difficult for stockholders to take certain corporate actions and could have the effect of delaying or preventing a change in control of the Company.

         No Public Market for the Warrants; Arbitrary Determination of Purchase Price; Price Volatility. Prior to the offering of the Securities, there has been no public market for the Warrants, and there can be no assurance that an active trading market will develop in any of the Warrants after any offering thereof. The Company does not intend to apply for the listing of the Warrants on any exchange. The exercise price and terms of the Warrants may be determined arbitrarily by negotiations between the Company and any purchaser thereof. Factors con sidered in such negotiations, in addition to prevailing market conditions, may include the history and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and certain other factors as were deemed relevant. Therefore, the exercise price and terms of the Warrants may not necessarily bear any relationship to established valuation criteria and therefore may not be indicative of prices that may prevail at any time or from time to time in a public market for the Warrants.

         Legal  Restrictions  on Sales of Shares  Underlying  the Warrants.  The
Warrants will not be exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company has undertaken to use its best efforts to have all the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so. The Warrants may be deprived of value if a current prospectus covering the shares of Common Stock issuable upon the exercise of the Warrants is not kept effective.

                             SELLING SECURITYHOLDERS

         The following table provides the names of the Selling  Security Holders and the number of Securities  being offered by each of them. After completion of this  offering,  assuming all the Shares and Warrant  Shares  offered hereby are sold, no Selling  Security Holder will hold any securities of the Company except as set forth in the footnotes below.
Selling Security Holders                             No. of Shares Offered              No. of Warrant Shares Offered
------------------------                             ---------------------              -----------------------------
INVESCO Trust Company(1)                                 1,052,632                                  263,158

Kane & Co.                                                 147,400                                   36,850
for Arthur D. Little Employee Investment Plan

Mellon Bank N.A.                                           694,700                                  173,675
Custodian for  PERSI - Zesiger Capital for Public
Employee Retirement System of Idaho

Westcoast & Co.                                            210,500                                   52,625
for State of Oregon PERS/ZCG

ProMed Partners, LP                                         55,264                                   13,816

David B. Musket                                             41,364                                   10,341

Augusta Capital Management                                 105,264                                   26,316

Circle F Ventures (2)                                      210,528                                   52,632

-----------------------

(1) Consists of shares held by Global Health Sciences Fund. GHS is a mutual fund company advised by INVESCO Funds Group, Inc., which is a subsidiary of INVECO PLC. INVESCO Trust Company is a subsidiary of INVESCO Funds Group, Inc.

(2) Circle F Ventures owns 71,900 shares of Common Stock of the Company in addition to the Shares and the Warrant Shares offered hereby.

         No Selling Security Holder has held any position, office or other material relationship with the Company or any of its affiliates within the past three years.

         The Company sold 2,517,652 Shares of Common Stock and Warrants to purchase 629,413 Shares of Common Stock to the Selling Security Holders in private transactions in September 1997. Such Shares, including the Warrant Shares issuable upon exercise of the Warrants, are registered hereunder.

         Each Selling Security Holder has represented to the Company that it purchased the Securities for investment, with no present intention of distribution. However, in recognition of the fact that investors, even though purchasing the Securities for investment, may wish to be legally permitted to sell their securities when they deem appropriate, the Company has filed with the Commission under the Securities Act the Registration Statement with respect to the resale of the Shares and the Warrant Shares from time to time in the over-the-counter market through Nasdaq or in privately negotiated transactions, through the writing of options on the Shares or the Warrant Shares, or through a combination of the foregoing. The Company has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective for four years from the date of closing of the issuance of the Shares.

                              PLAN OF DISTRIBUTION

         The sale of the Securities by the Selling Security Holders may be effected from time to time in transactions in the over-the-counter market through Nasdaq, in privately negotiated transactions, through the writing of options on the Securities, or through a combination of such methods of sale, at fixed prices, that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the Securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Securities for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation). Any broker-dealer may act as a broker-dealer on behalf of one or more of the Selling Security Holders in connection with the offering of certain of the Securities by the Selling Security Holders.

         The Selling Security Holders and any broker-dealers who act in connection with the sale of the Securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Security Holders against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for VidaMed by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this Prospectus, members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, who have represented the Company in connec tion with this offering, beneficially own approximately 8,809 shares of the Company's Common Stock. J. Casey McGlynn, Secretary of the Company, and Christopher D. Mitchell, Assistant Secretary of the Company, are members of Wilson Sonsini Goodrich & Rosati, Professional Corporation.





                                     EXPERTS

         The Consolidated Financial Statements of VidaMed, Inc. incorporated by reference in VidaMed, Inc.'s Annual Report (Form 10-K) for the fiscal year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such Consolidated Financial Statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

         No dealer, salesperson or other person has been authorized in connection with any offering made hereby to give any information or to make any representations other than those contained in or incorporated by reference in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby, nor do they constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.





                           ---------------------------

                                TABLE OF CONTENTS

                           ---------------------------


                                                                            Page
                                                                            ----
Available Information.........................
Information Incorporated by
 Reference....................................
The Company...................................
Risk Factors..................................
Selling Securityholders ......................
Plan of Distribution..........................
Legal Matters.................................
Experts.......................................


                           ---------------------------


================================================================================

================================================================================



                                  VIDAMED, INC.





                        3,147,065 Shares of Common Stock





                           ---------------------------

                                   PROSPECTUS

                           ---------------------------







                              ______________ , 1997


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee.



Securities and Exchange Commission registration fee..............  $ 5,569
Nasdaq National Market listing fee...............................   17,500
Printing and engraving expenses..................................   15,000
Legal fees and expenses..........................................   25,000
Accounting fees and expenses.....................................    7,500
Transfer agent and registrar fees and expenses...................    1,500
Miscellaneous....................................................    2,931
                                                                   -------
         Total...................................................  $75,000
                                                                   =======


Item 15.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article VIII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 16.  Exhibits

Exhibit
Number             Description
-------- -----------------------------------------------------------------------
 1.1+ Purchase Agreement, dated as of September 22, 1997, between the Registrant and certain purchasers named therein and the form of Common Stock Purchase Warrant attached thereto as Exhibit B.
 4.1++   Certificate of Incorporation of Registrant
 4.2++   Restated Bylaws of Registrant
 4.3+++  Form of Common Stock Certificate
 4.4++++ Preferred Shares Rights Agreement dated as of January 27, 1997, between the Registrant and American Securities Transfer & Trust, Inc., including the Certificate of Designations, the Form of Rights Certificate and the Summary of Rights attached thereto as Exhibit A, Exhibit B and Exhibit C, respectively.
 4.5+    Form of Common Stock Purchase Warrant
 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1     Consent of Ernst & Young, Independent Auditors
23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1     Power of Attorney (included on P. II-4)

---------------------------
+ Filed as exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on September 24, 1997 and incorporated herein by reference.

++ Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference.

+++ Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-90746) and incorporated herein by reference.

++++ Filed as an Exhibit to the Registrant's Registration Statement on Form 8-A filed with the Commission on January 31, 1997 and incorporated herein by reference.

Item 17.  Undertaking

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         3. That, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         4. For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, VidaMed, Inc. certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 23rd day of September 1997.

                                       VIDAMED, INC.


                                       By: /s/ James A. Heisch
                                           -------------------------------------
                                           James A. Heisch
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James A. Heisch and Richard D. Brounstein, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                            Title                                Date
-----------------------------------------       ------------------------------------------------       ------------------
/s/ James A. Heisch                              President and Chief Executive Officer and              Sept. 23, 1997
---------------------------------                Director (Principal Executive Officer)
     (James A. Heisch)                                                                                  Sept. 23, 1997

/s/ Richard D. Brounstein
---------------------------------                Vice President of Finance and Chief
   (Richard D. Brounstein)                       Financial Officer (Principal Financial Officer         Sept. 23, 1997
                                                 and Principal Accounting Officer)

/s/ David L. Douglass                            Director
--------------------------------
     (David L. Douglass)

/s/ Stuart D. Edwards                            Director                                               Sept. 23, 1997
--------------------------------
     (Stuart D. Edwards)

/s/ Wayne I. Roe                                 Director                                               Sept. 23, 1997
--------------------------------
       (Wayne I. Roe)

/s/ Michael H. Spindler                          Director                                               Sept. 23, 1997
--------------------------------
    (Michael H. Spindler)

                                  Exhibit Index

Exhibit
Number             Description
-------- -----------------------------------------------------------------------
 1.1+ Purchase Agreement, dated as of September 22, 1997, between the Registrant and certain purchasers named therein and the form of Common Stock Purchase Warrant attached thereto as Exhibit B.
 4.1++   Certificate of Incorporation of Registrant
 4.2++   Restated Bylaws of Registrant
 4.3+++  Form of Common Stock Certificate
 4.4+++ Preferred Shares Rights Agreement dated as of January 27, 1997, between the Registrant and American Securities Transfer & Trust, Inc., including the Certificate of Designations, the Form of Rights Certificate and the Summary of Rights attached thereto as Exhibit A, Exhibit B and Exhibit C, respectively.
 4.5+    Form of Common Stock Purchase Warrant (included in Exhibit 1.1)
 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1     Consent of Ernst & Young, Independent Auditors
23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
24.1     Power of Attorney (included on P. II-4)

---------------------------
+ Filed as exhibit 99.1 to the Registrant's Current Report on Form 8-K filed with the Commission on September 24, 1997 and incorporated herein by reference.

++ Filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and incorporated herein by reference.

+++ Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-90746) and incorporated herein by reference.

++++ Filed as an Exhibit to the Registrant's Registration Statement on Form 8-A filed with the Commission on January 31, 1997 and incorporated herein by reference.